SCHEDULE 14A
                                       (Rule 14a-101)

                           INFORMATION REQUIRED IN PROXY STATEMENT

                                   SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement      |_| Confidential, for Use of the Com-
                                              mission Only (as permitted by
|X|      Definitive Proxy Statement           Rule 14a-6(e)(2))

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          TrustCo Bank Corp NY
                 (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 |X|   No fee required.

 |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:



       (2)      Aggregate number of securities to which transactions applies:



       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



       (4)      Proposed maximum aggregate value of transaction:



       (5)      Total fee paid:



       |_|      Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                    TRUSTCO BANK CORP NY
                      320 State Street
                  Schenectady, New York 12305

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Shareholders Of
TrustCo Bank Corp NY:

     Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's
Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 19, 1997, at 10:00 a.m. local time for the purposes of considering and voting upon the following matters:

 1.   Election of directors.

 2. Adoption of an amendment to the Amended and Restated Certificate of Incorporation of TrustCo to change the minimum and maximum numbers of Directors.

 3.   Ratification of the appointment of independent auditors for 1997.

 4. Any other business that properly may be brought before the meeting or any adjournment thereof.

                                    By Order of the Board of Directors



                                    William F. Terry
                                    Secretary




April 3, 1997



PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT
ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME IF YOU WISH.

                              TRUSTCO BANK CORP NY
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 19, 1997

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on Monday, May 19, 1997, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April __, 1997. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

     Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of TrustCo and Trustco Bank, National Association of Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan and Associates to aid in the solicitation of proxies for a solicitation fee of $2,750 plus expenses. The entire cost of this solicitation will be paid by TrustCo and Trustco Bank.

     As of March 1, 1997, there were 20,390,188 outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of TrustCo. Only shareholders of record of such Common Stock at the close of business on March 31, 1997, are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of Common Stock held. With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

     Full shares of Common Stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will not be voted.

                                                SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual shareholders meeting to be held in May of 1998 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 15, 1997. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                                                 THE ANNUAL MEETING

     A description of the items to be considered at the Annual Meeting and other information is set forth below.

  Item 1.  Election of Directors

     The first item to be acted upon at the Annual Meeting is the election of six (6) directors to serve on the TrustCo Board of Directors (the "TrustCo
Board") five of whom shall serve for a three (3) year term and one, Dr. Marinello, for a one (1) year term, and until their successors shall have been duly elected and qualified. The incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, and who have been nominated for reelection as directors (collectively, the "TrustCo Director Nominees") are as follows: Barton A. Andreoli, Nancy A. McNamara, John S. Morris, Ph.D., James H. Murphy, D.D.S., William H.
Purdy, and Anthony J. Marinello, M.D., Ph.D.

     TrustCo's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the TrustCo Board shall consist of not less than twelve (12) nor more than fifteen (15) members, and the TrustCo Bylaws provide that the total number of directors may be fixed by resolution of the TrustCo Board or the shareholders. The Certificate of Incorporation and the Bylaws of TrustCo require the TrustCo Board to be divided into three (3) classes of not less than four (4) members each, with one class to be elected each year for a term of three (3) years.

     The Bylaws also provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the TrustCo Board for any reason, may be filled by the vote of a majority of the directors then in office, although less than a quorum, at any meeting of the TrustCo Board. Directors who are elected by the TrustCo Board shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. In May of 1996, Dr. Marinello was appointed to the TrustCo Board by the directors then in office to fill a vacancy in the class of directors who are currently serving a three year term scheduled to expire in 1998.

     As described further herein, the TrustCo Board has proposed an amendment to the Certificate of Incorporation to change the minimum number of directors to seven (7) and the maximum number to twenty (20), divided into three (3) classes, as nearly as equal in number as possible. That proposal is the second item to be acted upon at the Annual Meeting.

     The affirmative vote of at least a majority of the votes cast by the holders of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors.

     The pages that follow set forth information regarding the TrustCo Director Nominees, as well as information regarding the remaining members of the TrustCo Board whose terms of office do not expire this year. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted for the election of such TrustCo Director Nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the TrustCo Board may recommend, or the TrustCo Board may reduce the number of directors to eliminate the vacancy. Each of the TrustCo Director Nominees has consented to being named in this Proxy Statement and to serve if elected. The TrustCo Board has no reason to believe that any TrustCo Director Nominee will decline or be unable to serve if elected, unless he or she reaches the mandatory retirement age of 72 during the term of office. In the event a vacancy is created by retirement or otherwise, the TrustCo Board may fill the vacancy or may reduce the number of directors to eliminate the vacancy. If the vacancy is filled, the director so elected shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business.

     Information with regard to the business experience of each director and the ownership of Common Stock on December 31, 1996, has been furnished by such director, or has been obtained from the records of TrustCo.
The Common Stock is the only class of equity security outstanding.

                  INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

                 NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS FOR
                        THREE-YEAR TERM TO EXPIRE IN 2000


                                                                        Shares of TrustCo Common Stock(1)
                                                                               Beneficially Owned
                 Name and Principal Occupation(1)                 No. of Shares(2)       Percent of Class
---------------------------------------------------------------  --------------------  --------------------

  Barton A. Andreoli, Age 57; President, Towne                            7,091          *
  Construction & Paving Corp.  Director of TrustCo and of
  Trustco Bank since 1993.

  Nancy A. McNamara, Age 47; Executive officer of                       242,834         1.2
  TrustCo (Vice President) since 1992 and Trustco Bank
  (Senior Vice President) since 1988.  Joined Trustco Bank in
  1971.  Director of TrustCo and of Trustco Bank since 1991.

  John S. Morris, Ph.D., Age 71; President Emeritus and                  33,339          *
  Research Professor Philosophy, Union College and Former
  Chancellor, Union University.  Director of TrustCo since
  1981 and of Trustco Bank since 1980.

  James H. Murphy, D.D.S., Age 68; Orthodontist.  Director               14,419          *
  of TrustCo and of Trustco Bank since 1991.

  William J. Purdy, Age 62; President of Welbourne & Purdy                7,956
  Realty, Inc.  Director of TrustCo and of Trustco Bank since                            *
  1991.
  ----------
  See footnotes on page 5.





                                           NOMINEE FOR ELECTION AS TRUSTCO DIRECTOR FOR
                                                  ONE-YEAR TERM TO EXPIRE IN 1998

                                                                       Shares of TrustCo Common Stock(1)
                                                                          Beneficially Owned
                   Name and Principal Occupation (1)           No. of Shares(2)       Percent of Class
---------------------------------------------------------- ----------------------   ----------------------
  Anthony J. Marinello, M.D., PhD, Age 41; Physician.              2,049                      *
  Director of TrustCo and of Trustco Bank since 1996.



                                              TRUSTCO DIRECTORS CONTINUING IN OFFICE
                                                                                 Shares of TrustCo Common Stock(1)
                                                                                      Beneficially Owned
                   Name and Principal Occupation (1)                      No. of Shares(2)    Percent of Class
-------------------------------------------------------------------- ---------- ------------  ----------------
  Lionel O. Barthold, Age 70; Chairman of Power                            89,031                   *
  Technologies, Inc. (consulting engineers).  Director of TrustCo from 1981 through 1985, and from 1989 to present.  Director of Trustco Bank since 1977.

  M. Norman Brickman, Age 71; President, D. Brickman, Inc.                 79,033                   *
  (wholesale fruits and produce).  Director of TrustCo and of
  Trustco Bank since 1985.

  Robert A. McCormick, Age 60; President of TrustCo and of
  Trustco Bank since 1982.  President and Chief Executive                 758,219                  3.7
  Officer of TrustCo and Trustco Bank since 1984. Director of
  TrustCo and of Trustco Bank since 1980.

  Richard J. Murray, Jr., Age 68; Chief Executive Officer,                176,404                   *
  R.J. Murray Co., Inc. (air-conditioning and heating
  distributors).  Director of TrustCo and of Trustco Bank since
  1985.

  Kenneth C. Petersen, Age 60; President and Chief Operating               37,473                   *
  Officer, Schenectady International, Inc. (chemical
  manufacturer).  Director of TrustCo and of Trustco Bank since
  1982.
  ----------
  See footnotes on page 5.






                                              TRUSTCO DIRECTORS CONTINUING IN OFFICE
                                                                     Shares of TrustCo Common Stock(1)
                                                                           Beneficially Owned
                   Name and Principal Occupation (1)             No. of Shares(2)    Percent of Class
------------------------------------------------------------- ---------------------  ----------------
  William D. Powers, Age 55; Chairman, New York                    2,943               *
  Republican State Committee. Director of TrustCo and of
  Trustco Bank since 1995.

  William F. Terry, Age 55; Executive officer of TrustCo         233,043              1.1
  (Secretary) since 1990 and of Trustco Bank (Senior Vice
  President) since 1987.  Director of TrustCo and of Trustco
  Bank since 1991.


                                   INFORMATION ON TRUSTCO EXECUTIVE OFFICERS NOT LISTED ABOVE
                                                                                Shares of TrustCo Common Stock
                                                                                      Beneficially Owned
                     Name and Principal Occupation                               No. of Shares(2)  Percent of Class
----------------------------------------------------------------------           ---------------- ------------------
  Robert T. Cushing, Age 41; Executive officer of TrustCo                              64,880          *
  (Vice  President  and Chief  Financial  Officer) and Trustco Bank (Senior Vice
  President and Chief Financial Officer). Joined Trustco Bank in May 1994, after serving as a partner at KPMG Peat Marwick LLP since 1987.

  Ralph A. Pidgeon, Age 54; Executive officer of TrustCo                              225,765         1.1
  (Vice President and Assistant Secretary) since 1995 and of
  Trustco Bank (Senior Vice President) since 1978.  Joined
  Trustco Bank in 1964.

  TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15
  INDIVIDUALS) BENEFICIALLY OWN 1,974,479 SHARES OF TRUSTCO COMMON STOCK,
  WHICH REPRESENT 9.7% OF THE OUTSTANDING SHARES.

  (1) Each of the Directors has held, or retired from, the same position or another executive position with the same employer during the past five years.
  (2) Each director and executive officer named herein has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 4,087 shares is shared with their spouses and children, and a total of 29,771 are owned by spouses and other family members. The shares shown include 1,101,403 shares of TrustCo Common Stock with respect to which certain directors and executive officers have a right to acquire beneficial ownership within 60 days of December 31, 1996.
  (3)  *   Less than 1%

  Director Fees, Committees and Attendance

     The TrustCo Board held six (6) meetings during 1996. Each Director attended 100% of the aggregate of the meetings of the TrustCo Board and of the Committees on which he/she served. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his / her services as Director a fee in the amount of $2,200 per meeting attended of TrustCo's and Trustco Bank's Boards of Directors, and $1,100 per meeting attended of any TrustCo or Trustco Bank committee of which he/she is a member. Directors who are employees of TrustCo or Trustco Bank do not receive these Directors' fees or other additional remuneration for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments.

     TrustCo's Nominating Committee held no meetings in 1996. The four (4) Directors currently serving on the Nominating Committee are R. McCormick (Chairman), B. Andreoli, R. Murray, and W. Terry. The function of the Nominating Committee is to consider and recommend to the TrustCo Board, nominees for election to the TrustCo Board. Each of the nominees slated for election at this year's Annual Meeting is an incumbent, and was considered and selected by the TrustCo Board without action by the Nominating Committee. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the TrustCo Board.

     TrustCo's Audit Committee held one (1) meeting in 1996. The four (4) Directors serving on the Audit Committee are R. Murray (Chairman), J. Murphy,
  K. Petersen, and W. Purdy. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank.

     TrustCo's  Stock Option  Committee  held two (2) meeting in 1996. The three
  (3) Directors serving on the Stock Option Committee are J. Morris  (Chairman),
  B. Andreoli, and N. Brickman. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan.

     The Personnel Advisory Committee of Trustco Bank held one (1) meeting in 1996. The three (3) Directors serving on the Personnel Advisory Committee are
  J. Morris (Chairman), B. Andreoli, and N. Brickman. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three (3) executive officers who are also Directors of TrustCo, and the two (2) executive officers of Trustco Bank who are not directors of TrustCo.

  TrustCo Executive Officers

     Executive Officers of TrustCo are presently President and Chief Executive Officer Robert A. McCormick, Vice President and Chief Financial Officer Robert T. Cushing, Vice President Nancy A. McNamara, Vice President and Assistant Secretary Ralph A. Pidgeon, and Secretary William F. Terry.

  Trustco Bank Executive Officers

    Executive Officers of Trustco Bank are presently President and Chief Executive Officer Robert A. McCormick, Senior Vice President and Chief Financial Officer Robert T. Cushing, Senior Vice Presidents Nancy A. McNamara, Ralph A. Pidgeon, and Senior Vice President and Secretary William F. Terry.

  TrustCo and Trustco Bank Executive Officer Compensation

     The following table sets forth for the fiscal year ended December 31, 1996, the compensation paid to or accrued on behalf of each of the five (5) most highly compensated Executive Officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the Securities and Exchange Commission's required disclosure thresholds. Each of the following Executive Officers has an employment contract and a supplemental retirement agreement described in subsequent pages.




                                                Summary Compensation Table
                                                                                                            Long Term
                                                                                                          Compensation
                                                                 Annual Compensation                          Awards
                                                                                                           Securities
                                                                                        Other              Underlying
                                                                                        Annual              Options/
            Name and                                 Salary            Bonus           Compensation            SARs
       Principal Position            Year              ($)              ($)(1)                ($)(2)                 (#)(3)
------------------------------ -------------- --------------  ----------------- --------------------  -------------------
Robert A. McCormick
President & Chief                   1996            $750,000           $787,500              $66,813              115,000
Executive Officer, TrustCo          1995             720,000            648,000               48,736              138,000
and Trustco Bank                    1994             700,000            525,000               17,894              151,800
------------------------------ -------------- --------------  ----------------- --------------------  -------------------
Robert T. Cushing
Senior Vice President,              1996             260,000            273,000               12,481               46,000
Chief Financial Officer,            1995             240,000            216,000               10,302               34,500
Trustco Bank; Vice                  1994             138,000            106,808                7,003               60,720
President, Chief
Financial Officer, TrustCo(4)
------------------------------ -------------- --------------  ----------------- --------------------  -------------------
Nancy A. McNamara
Senior Vice President               1996             260,000            273,000               14,181               46,000
Trustco Bank; Vice                  1995             240,000            216,000               12,194               34,500
President, TrustCo                  1994             230,000            172,500               13,641               30,360
------------------------------ -------------- --------------  ----------------- --------------------  -------------------
Ralph A. Pidgeon
Senior Vice President               1996             260,000            273,000               15,892               46,000
Trustco Bank; Vice                  1995             240,000            216,000               11,171               34,500
President, Assistant                1994             230,000            172,500                7,589               30,360
Secretary, TrustCo
------------------------------ -------------- --------------  ----------------- --------------------  -------------------
William F. Terry
Senior Vice President,              1996             260,000            273,000               14,659               46,000
Secretary, Trustco Bank;            1995             240,000            216,000               10,556               34,500
Secretary, TrustCo                  1994             230,000            172,500                9,202               30,360
------------------------------ -------------- --------------  ----------------- --------------------  -------------------

1.   Bonus amounts include payments to senior  executive  officers of TrustCo as
     short-term  incentive   compensation  pursuant  to  the  incentive  program
     described in greater  detail herein under the caption  "Personnel  Advisory
     Committee Report on Executive Compensation".
2.   Includes amounts reimbursed by the Company for the payment of taxes pursuant to established benefit plans.
3.   Stock Option data have been adjusted to reflect the 15% stock split on November 15, 1996, the 6 for 5 stock split on August  24, 1995, and the 10% stock dividend on October 21, 1994.
4.   Mr. Cushing commenced his employment with Trustco Bank on May 20, 1994.  The salary for 1994 was based upon an annual base salary of $230,000.





                                     Option/SAR Grants in Last Fiscal Year

                                Number of          % of Total
                                Securities          Options/
                                Underlying            SARs                                         Potential Realizable Value
                                 Options/          Granted to     Exercise                           at Assumed Annual Rates
                                   SARs            Employees       or Base                          of Stock Price Appreciation
                                 Granted           in Fiscal        Price       Expiration             For Option Term4
           Name                    (#)(1)              Year(2)    ($/Sh)(3)        Date                5%             10%
---------------------------  ---------------- ----------------- -------------- ---------------- -----------------------------------
Robert A. McCormick                   115,000        29.1%             $17.64    7/01/2006         $1,275,350      $3,232,650
Robert T. Cushing                      46,000        11.7%              17.64    7/01/2006            510,140       1,293,060
Nancy A. McNamara                      46,000        11.7%              17.64    7/01/2006            510,140       1,293,060
Ralph A. Pidgeon                       46,000        11.7%              17.64    7/01/2006            510,140       1,293,060
William F. Terry                       46,000        11.7%              17.64    7/01/2006            510,140       1,293,060

1. Options, which were granted on July 1, 1996, become exercisable in five equal annual installments beginning July 1, 1996. Stock Option data has been adjusted for the 15% stock split on November 15, 1996.
2. The total number of options granted in 1996 was 394,450, of which 299,000 (75.8%) were issued to the Executive group, 12,650 (3.2%) were issued to the non-Executive Director group, and 82,800 (21.0%) to the non-Executive Officer group.
3. Exercise or base price is equal to the mean between the closing dealer bid and asked price for the Common Stock as quoted by Nasdaq on the date of the grant.
4. The amounts included reflect pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price. TrustCo's per share stock price would be $28.73 and $45.75 if increased 5% and 10% respectively, compounded annually over the option term.


           Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Values
                                                                                   Number of
                                                                             Securities Underlying         Value of Unexercised
                                                                                  Unexercised                  In-the-Money
                                                                                Options/SARs at              Options/SARs at
                                                                                  FY-End (#)                   FY-End ($)(3)
                               Shares Acquired             Value                 Exercisable/                  Exercisable/
           Name               on Exercise (#)(1)         Realized ($)(2)             Unexercisable                Unexercisable
-------------------------- ----------------------- ----------------------  ------------------------- -----------------------------
Robert A. McCormick                  --                                --           514,335/265,88           $4,849,983/1,509,734
Robert T. Cushing                    --                                --            59,432/81,788              401,599/  441,326
Nancy A. McNamara                   5,122                          79,502           123,086/75,716            1,148,520/  391,930
Ralph A. Pidgeon                   13,036                         192,427           176,138/75,716            1,852,850/  391,930
William F. Terry                    7,886                          97,718           174,856/75,716            1,823,346/  391,930

1. Stock Option data have been adjusted for the 15% stock split on November 15, 1996, the 6 for 5 stock split on August 24, 1995, and the 10% stock dividend on October 21, 1994. Shares shown include SARs exercised.
2. The amounts included reflect pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
3. The amounts included reflect pre-tax gain. Value of unexercised in-the-money options based on December 31, 1996, closing trade price of $21.375.

TrustCo Retirement Plans

     Trustco Bank has a defined benefit retirement plan (the "Trustco Bank Retirement Plan") pursuant to which annual retirement benefits are based on years of service to a maximum of 30 and average annual earnings of the highest five consecutive years during the final ten years of service. The Trustco Bank Retirement Plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has a supplemental retirement plan (the "Trustco Bank Supplemental Retirement Plan"), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive and Senior Officers. Under the Trustco Bank Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon annual contributions which are actuarially calculated to achieve a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits and years of service; and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement Plan at normal retirement. The Trustco Bank Supplemental Retirement Plan provides benefits based on years of service to a maximum of 40.

     The following table shows the approximate retirement benefits which would have been payable in 1996 to salaried employees, under both the Trustco Bank Retirement Plan and the Trustco Bank Supplemental Retirement Plan, assuming retirement of such person at age 65, and payment of benefits in the form of a life annuity. Earnings used in calculating benefits under these Plans are approximately equal to cash amounts reflected as Salary plus Bonus in the Summary Compensation Table. These Plans permit service and earnings to continue to be credited for employment after age 65. However, it is Trustco Bank's policy that executive officers will retire at age 65. The benefits set forth in the following table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the Executive Officers (other than Mr. McCormick) named in the Cash Compensation Table would be as follows: Mr. Cushing, 27 years; Ms. McNamara, 43 years; Mr. Pidgeon, 44 years; and Mr. Terry, 20 years.

     Robert A. McCormick is not a participant in the Trustco Bank Supplemental Retirement Plan, but has a separate agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of Mr. McCormick's agreement, benefits are calculated on the actuarial basis used in the Trustco Bank Supplemental Retirement Plan, however, he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47.


                             Pension Plan Table

                      Annual Benefits for Years of Service
        Remuneration            10                  20               30                40
---------------------- ------------------- ---------------- ---------------- -----------------
          $  200,000        $ 36,900            $ 74,500       $  113,200        $  152,900
             400,000          76,900             153,800          232,300           312,300
             600,000         116,900             233,800          352,300           472,300
             800,000         156,900             313,800          472,300           632,300
           1,000,000         196,900             393,800          592,300           792,300
           1,200,000         236,900             473,800          712,300           952,300
           1,400,000         276,900             553,800          832,300         1,112,300
           1,600,000         316,900             633,800          952,300         1,272,300
           1,800,000         356,900             713,800        1,072,300         1,432,300
           1,900,000         376,900             753,800        1,132,300         1,512,300

     Generally, an employee who has attained age 55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code places a maximum limit on the benefits that can be provided under qualified retirement plans such as the Trustco Bank Retirement Plan. For 1996, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age was $120,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

     The Trustco Bank Supplemental Retirement Plan provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's Supplemental Account Balance. A participant may also elect to be paid the supplemental benefits upon separation of service from Trustco Bank in one of the benefit forms provided under the Trustco Bank Retirement Plan or in a single lump sum or installments.

     The Trustco Bank Supplemental Retirement Plan and Mr. McCormick's separate agreement are unfunded for tax purposes. However, Trustco Bank has established an irrevocable trust (the "Rabbi Trust") to fund its obligations under these and other executive compensation plans. Trustco Bank is required to make annual contributions to the Rabbi Trust. However, the assets of the Rabbi Trust remain subject to Trustco Bank's general creditors in the event of insolvency.

Personnel Advisory Committee Report on Executive Compensation

   The  Personnel   Advisory   Committee  of  Trustco  Bank   determines   the
compensation of employees and officers of TrustCo and Trustco Bank, including the Named Executive Officers identified in the Summary Compensation Table. Each of the Named Executive Officers in the Summary Compensation Table has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

   The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are: J. Morris (Chairman), B. Andreoli, and N. Brickman, none of whom was an officer of TrustCo or Trustco Bank during fiscal year 1996, furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by the TrustCo Board for the year ended December 31, 1996:

     Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

     The function of the Personnel Advisory Committee is to review the general compensation structure for executive officers of Trustco Bank, including those executive officers named in the Summary Compensation Table (the "Named Executive Officers") which appears elsewhere in this Proxy Statement, and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such executive officers. The components of executive compensation for the Named Executive Officers include salary, bonus, stock options, and cash payments under the Trustco Bank Retirement Plan, Non-Qualified Supplemental Retirement Plan, and Executive Officer Incentive Plan, and in Mr. McCormick's case, in his separate agreement. The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies persons within Trustco Bank eligible to participate in the Executive Incentive Plan and the Nonqualified Supplemental Retirement Plan.

     The Personnel Advisory Committee met once during the course of the year, on October 15, 1996. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on July 1, 1996, to 1) identify eligible participants in TrustCo's 1995 Stock Option Plan; and 2) award option grants for the current plan year. The Stock Option Committee considered discussions KPMG Peat Marwick LLP had with management regarding general stock option issues and trends when formulating its final decision on grants awarded under the Stock Option Plan. KPMG Peat Marwick LLP provided information regarding industry trends for general compensation levels and option levels in the industry. KPMG Peat Marwick LLP is the independent auditor for TrustCo and provides a variety of tax and financial consulting services for TrustCo. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the Stock Option Plan.

     It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, TrustCo's and Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels. In addition, compensation levels are established notwithstanding Trustco Bank's inability to deduct all such compensation under provisions of the Internal Revenue Code of 1986, as amended.

     The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of 12 regional bank holding companies, called the Dow Jones Banks - East Index, was identified by the Personnel Advisory Committee for performance and compensation comparisons. This Index is comprised of a broad-based group of banks on the East Coast and was chosen for comparative purposes because of its members' geographic proximity to Trustco Bank. This peer group consists of the same companies that comprise the published industry index used in the performance graph that follows this report. While Trustco Bank is comparatively smaller in terms of total asset size than the members of this peer group, Trustco Bank favorably competes with these institutions in terms of overall corporate performance. Trustco's return on asset and return on equity ratios ranked in the top 50% and top 33%, respectively, when compared to the members of this peer group, yet the base salary of Trustco's Chief Executive Officer was below the mean and median base salary of the peer group members' Chief Executive Officers. The Committee further takes into consideration the unique size of TrustCo's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with five (5) executive officers, whereas many institutions in this peer group have a larger pool of executive officers.

     During its meeting in 1996, the Personnel Advisory Committee decided not to change the current basic salary structure, short-term incentive compensation for executives, or features of other employee benefits plans.

     The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's executives to achieve superior performance if a relatively large percentage of senior executive compensation is at risk. In other words, Trustco Bank's compensation for senior executives, including those executives named in the Summary Compensation Table, is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies, and providing superior total compensation when performance is superior to that of the peer group.

     In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for executive officers, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with peers for the current year. In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders. Therefore, the target pools were established to provide senior executives with an incentive to increase return on equity performance. The Personnel Advisory Committee then established a percentage of target pool to be paid as short-term incentive compensation (this ranged from 0% to 125% of base compensation). The target pool payment would be made to senior executives based on TrustCo's return on average equity for the year. The range of target return on average equity was from 14%, which equated to a 40% payout, to 20% return on average equity, which equated to a 125% payout. Return on average equity in 1996 was 19.05%. Senior executives would receive no incentive compensation award for return on average equity below 14%.

     In consideration of the potential benefits payable under the incentive program described above, senior executives ceased to be eligible for contributions to Trustco Bank's profit sharing plan beginning in 1994, which qualifies for favorable tax treatment and to which Trustco Bank historically has made contributions equal to 15% of compensation.

     The Personnel Advisory Committee's actions concerning compensation were ultimately judgements based upon the Committee's ongoing assessment and understanding of TrustCo and its executive officers, performance of its executive officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the officers' contribution to TrustCo's past and future performance.

     With respect to total compensation paid to Mr. McCormick during 1996, the Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick did not participate in the discussions regarding his compensation.


                          The TrustCo Board of Directors

 Barton A. Andreoli                         James H. Murphy, D.D.S.
 Lionel O. Barthold                         Richard J. Murray, Jr.
 M. Norman Brickman                         Kenneth C. Petersen
 Anthony J. Marinello, M.D., Ph.D.         William D. Powers
 Robert A. McCormick                        William J. Purdy
 Nancy A. McNamara                          William F. Terry
 John S. Morris, Ph.D.

Share Investment Performance

     The following graphs show changes over five-year and nine-year periods in the value of $100 invested in: (1) TrustCo Common Stock; (2) the Standard & Poor's 500 index; and (3) an industry group of 12 other regional bank holding companies, called the Dow Jones Banks--East Index. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The nine-year period is presented in addition to the five-year period required by the Securities and Exchange Commission because it provides additional perspective, and matches the longest period for which Dow Jones Banks--East Index information is available. The banks comprising the Dow Jones Banks--East Index are: Bank of Boston Corp., The Bank of New York Co., Baybanks, Inc., Corestates Financial Corp., Fleet Financial Group Inc., MBNA Corp., Mellon Bank Corp., Mercantile Bankshares Corp., PNC Bank Corp., State Street Boston Corp., Summit Bancorp, and Wilmington Trust Corp.

     The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.



















COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG TRUSTCO BANK CORP. NY, THE S&P 500 INDEX AND THE
DOW JONES REGIONAL BANKS, EAST INDEX

                      1992     1993     1994     1995     1996
                      ----     ----     ----     ----     ----
TrustCo              $130      $183     $189     $261     $305
S & P 500             108       118      120      165      203
DJBanks-East          144       151      145      248      343

*Assumes $100 invested on December 31, 1991 in stock or index-including reinvestment of dividends.
 Fiscal year ending December 31.



COMPARISON OF NINE YEAR CUMULATIVE TOTAL RETURN*
AMONG TRUSTCO BANK CORP. NY, THE S&P 500 INDEX AND THE
DOW JONES REGIONAL BANKS, EAST INDEX

                1988    1989    1990    1991    1992    1993    1994    1995    1996
                ----    ----    ----    ----    ----    ----    ----    ----    ----

TrustCo         $133    $162    $154    $239    $312    $438    $451    $623    $727
S & P 500        117     154     149     194     209     230     233     321     394
DJBanks-East     115     117      65     121     174     183     176     301     416

*Assumes $100 invested on December 31, 1987 in stock or index-including reinvestment of dividends.
 Fiscal year ending December 31.



Employment Contracts and Termination of Employment Arrangements

     TrustCo and Trustco Bank have entered into agreements (individually the "TrustCo Employment Agreement" and collectively the "TrustCo Employment Agreements") to engage the services of the five Named Executive Officers: Robert
A. McCormick, the President and Chief Executive Officer of TrustCo and Trustco Bank (the "President"); Nancy A. McNamara, Vice President of TrustCo, Ralph A. Pidgeon, Vice President and Assistant Secretary of TrustCo, William F. Terry, Secretary of TrustCo, and Robert T. Cushing, Vice President and Chief Financial Officer of TrustCo, each a Senior Vice President of Trustco Bank as well (collectively, the "Vice Presidents").

     (1)     President's TrustCo Employment Agreement

     The President's TrustCo Employment Agreement, dated as of January 1, 1992, and amended as of September 1, 1994, had an initial term expiring on December 31, 1994. The Agreement automatically renewed on January 1, 1995, and renews each year thereafter, for a succeeding three year term until the President receives a non-renewal notice or he reaches retirement age of 65 or the then mandatory retirement age, whichever is greater.

     The President's TrustCo Employment Agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus ("Annual Compensation"). Mr. McCormick's Annual Compensation in future years will be negotiated with TrustCo and Trustco Bank and shall not be less than his Annual Compensation for the preceding calendar year. As further compensation, Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank. Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory
Committee Report on Executive Compensation," Mr. McCormick has ceased to be eligible to participate in the Trustco Bank profit sharing plan in consideration of the potential benefits under the short-term incentive plan described above.

     In the event there is a termination of the President for any reason, other than good cause, or retirement, then he shall receive upon his termination an amount equal to three times his then Annual Compensation, to be paid at his election either (a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the Annual Compensation then in effect with the first payment to be made within ten days after his termination. The President's TrustCo Employment Agreement also provides for a gross up payment in the event that the amounts payable to the President upon his termination under the President's TrustCo Employment Agreement or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

     Upon termination of the President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the President and his wife, for the life of the President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan.
TrustCo and Trustco Bank will also provide to the President for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     The  President's  TrustCo  Employment   Agreement  defines  termination  to
include: (a) any reduction in the President's annual compensation (including executive incentive compensation), disability, death, retirement, pension or profit-sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or (b) either TrustCo's or Trustco Bank's relocation or a change in the President's base location; or (c) receipt of a non-renewal notice pursuant to the President's TrustCo Employment Agreement; or (d) the unilateral election of the President to terminate his Agreement. Notwithstanding the foregoing, the parties to the President's TrustCo Employment Agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank profit sharing plan, as aforesaid, shall not have effected a termination of such employment agreement.

     (2)     Vice Presidents' TrustCo Employment Agreements

     The TrustCo Employment Agreements for the Vice Presidents (except for Robert T. Cushing, whose employment agreement was executed on June 21, 1994) were restated effective as of June 21, 1994. These employment agreements have one year terms which automatically renew on January 1 of each year, unless a Vice President receives a non-renewal notice or he or she reaches a specified retirement age. The Vice Presidents' TrustCo Employment Agreements provide that the annual compensation of each Vice President shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term. The Vice Presidents are also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans. Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," the Vice Presidents ceased to be eligible to participate in the Trustco Bank profit sharing plan in consideration of the potential benefits under the short-term incentive plan described above.

     In the event there is a termination of a Vice President within two years after a change in control of TrustCo or Trustco Bank, for any reason other than for good cause, death, retirement at the mandatory retirement age, or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to two times the Vice President's annual base salary then in effect. The TrustCo Employment Agreements for the Vice Presidents also provide for a gross up payment in the event that the amounts payable to a Vice President upon his or her termination under such Vice President's TrustCo Employment Agreement or any other agreement involving such Vice President are subject to the excise tax imposed by Section 4999 of the Code.

     Upon termination of a Vice President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the Vice President and his or her spouse, for the life of the Vice President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to the Vice President for his or her life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     The TrustCo Employment Agreements for the Vice Presidents define termination within two years after a change in control to include: (a) any reduction in the executive's annual compensation, (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or
(b) either TrustCo's or Trustco Bank's relocation or a change in the executive's base location; or (c) receipt of a non-renewal notice pursuant to the TrustCo Employment Agreement; or (d) the unilateral election of the executive to terminate his or her Agreement. Notwithstanding the foregoing, the parties to the Vice Presidents' TrustCo Employment Agreements have agreed that the Vice Presidents' ineligibility to participate in the Trustco Bank profit sharing plan, as aforesaid, shall not have effected a termination of such employment agreements.


     (3)     General Provisions

     In addition to termination payments for the President and Vice Presidents described above, all TrustCo Employment Agreements provide for (a) the payment in full of each employee's compensation due, including retirement, pension and profit sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination, and (c) the cost of any legal expenses as a result of such termination.


THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE PROXY CARD


Item 2. Amendment of TrustCo's Amended and Restated Certificate of Incorporation

     The TrustCo Board has unanimously recommended that the shareholders approve a proposal to amend the TrustCo Bank Corp NY Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to change the minimum and maximum numbers of directors. The Certificate of Incorporation presently provides that the number of directors to constitute the TrustCo Board shall consist of not less than twelve (12) and not more than fifteen (15) members divided into three
(3) classes of not less than four (4) members each. The

TrustCo Bylaws provide that subject to the New York Business Corporation Law, the number of directors constituting the Board may be changed from time to time by action of the shareholders or the Board, provided that such numbers are not less than the minimum of twelve (12) and maximum of fifteen (15). The Trustco Bank Bylaws provide for a minimum number of directors of seven (7) and a maximum of twenty (20). The Trustco Bank Board of Directors presently consists of those persons who are also members of the TrustCo Board. In order that the minimum and maximum numbers of directors are the same for both TrustCo and Trustco Bank and to provide the TrustCo Board with additional flexibility, on February 18, 1997, the TrustCo Board unanimously approved a change in the Certificate of Incorporation (the "Certificate Amendment") to provide for a minimum number of directors of seven (7) and a maximum number of twenty (20), divided into three
(3) classes, as nearly equal in number as possible, with one class to be elected annually for a three-year term. The exact number of directors will be established from time to time by the TrustCo Board. The number of directors currently serving on the TrustCo Board is thirteen (13). The Certificate Amendment is subject to approval of the shareholders at the Annual Meeting.

Reasons for and Effect of the Certificate Amendment

     The TrustCo Board believes that the change in the minimum and maximum numbers of directors is in the best interests of TrustCo and its shareholders. The change will afford the TrustCo Board additional flexibility to adjust the size of its membership as appropriate in circumstances which may arise in the future. For example, the TrustCo Board could reduce the size of the Board to facilitate communications among directors and increase the efficiency of the Board, or could expand the size of the Board to accommodate additional directors in future acquisitions. In addition, the change will make the TrustCo and Trustco Bank requirements with respect to the number of directors identical.

     In the event that the TrustCo Board decided to reduce the size of the Board, it could do so by eliminating vacancies created by retirement or otherwise, but as provided in the New York Business Corporation Law, could not shorten the term of any incumbent director. If the size of the TrustCo Board were to be increased, the directors then in office could fill the vacancies created by the increase in accordance with the Bylaws, and such newly appointed directors would hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. The change does not affect the classification of the TrustCo Board, except that the number of directors in a class may be increased or decreased, provided that the classes are as nearly equal as possible.

     The full text of Article VI of the Certificate of Incorporation, as currently in effect and as proposed to be amended, is set forth in Exhibit A to this Proxy Statement. The preceding description of the Certificate Amendment is qualified in its entirety by reference to Exhibit A.

Vote Required

     The Certificate Amendment will be adopted if approved by the affirmative vote of the holders of at least two-thirds (2/3) of the Common Stock. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted, which will have the same effect as a vote "against" this proposal. Dissenting votes give rise to no rights on the part of dissenters. The TrustCo Board believes the adoption of the Certificate Amendment will be in the best interests of the TrustCo shareholders.

THE   TRUSTCO   BOARD   RECOMMENDS   THAT   TRUSTCO SHAREHOLDERS VOTE FOR THIS
PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

Item 3.  Ratification of the Appointment of Independent Auditors

     KPMG Peat Marwick LLP, certified public accountants, were the independent auditors for TrustCo for the year ended December 31, 1996, and the TrustCo Board has again selected and appointed them as the independent auditors for the year ending December 31, 1997. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to make a statement,if they so desire, and are also expected to be available to respond to appropriate questions that may be raised.

     During the year ended December 31, 1996, KPMG Peat Marwick LLP provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance and consultation in connection with the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns and general consultation on certain compensation matters.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE FOR THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.


Item 4.  Other Matters

     The TrustCo Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

SEC FORM 10-K:

     TrustCo Bank Corp NY will provide without charge a copy of its Form 10-K upon written request. Requests and related inquiries should be directed to:
William F. Terry, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

Ownership of TrustCo Common Stock by Certain Beneficial Owners

     TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of the Common Stock.

     At March 1, 1997, the Trust Department of Trustco Bank held 4,677,974 shares of TrustCo Common Stock as executor, trustee and agent (22.95% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive Officers and Associates

     Some of the directors and executive officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 1997 the total amount of such loans represented 4.04% of shareholders' equity of TrustCo.

     During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.

Insurance for Indemnification of Officers and Directors

     TrustCo renewed insurance for the indemnification of its officers and directors and officers and directors of Trustco Bank from the Progressive Insurance Company effective for the one (1) year period from October 10, 1996 to October 10, 1997. The cost of this insurance was $53,708, and coverage is provided to all officers and directors of TrustCo and Trustco Bank. The TrustCo Board has no knowledge of any claims made or sum paid pursuant to such insurance policy during 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in TrustCo's Common Stock and other equity securities with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulations to furnish TrustCo with copies of all Section 16(a) reports they file.

     To TrustCo's knowledge, based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements have been met.

                                                 TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE TRUSTCO ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE MEETING.

                                                       Exhibit A

The full text of Article VI of the Certificate of Incorporation, as currently in effect, is set forth below:

                                                      Article VI
                                        Directors; Election and Classification
     6. The entire Board of Directors, consisting of not less than twelve (12) members and not more than fifteen (15) members, shall be divided into three (3) classes of not less than four (4) members each, which classes are hereby designated as Class A, Class B and Class C. The number of directors of Class A shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the By-Laws (with any fractional remainder to count as one); the number of directors of Class B shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors of Class C shall equal said total number of directors minus the aggregate number of directors of Classes A and B. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing, that of each member then designated as a Class B director at the annual meeting of shareholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective earlier displacement from office by resignation, removal or otherwise.

The full text of Article VI of the Certificate of Incorporation, as proposed to be amended, is set forth below:


                                   Article VI
                     Directors; Election and Classification
     6. The entire Board of Directors, consisting of not less than seven (7) members and not more than twenty (20) members, shall be divided into three (3) classes as nearly equal in number as may be, which classes are hereby designated as Class A, Class B and Class C. The number of directors of Class A shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the By-Laws (with any fractional remainder to count as one); the number of directors of Class B shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors of Class C shall equal said total number of directors minus the aggregate number of directors of Classes A and B. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing, that of each member then designated as a Class B director at the annual meeting of shareholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective earlier displacement from office by resignation, removal or otherwise.

                              TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 1997

The Board of Directors recommends a vote "FOR" proposals 1, 2, and 3 below

1.  Election of Directors
   [ ]  FOR
   [ ]  WITHHELD
    *   FOR ALL EXCEPT the following nominees:

2.  Approval of Amendment of Certificate of Incorporation
   [ ]  FOR
   [ ]  AGAINST
   [ ]  ABSTAIN

3.  Ratification of Appointment of Independent Auditors
   [ ]  FOR
   [ ]  AGAINST
   [ ]  ABSTAIN

SPECIAL NOTES
   [ ]  I plan to attens meeting    [ ] # attending
   [ ]  Comments on reverse side

SIGNATURES________________________________________    DATE_____________,1997

Please sign and date this proxy card exactly as your name(s) appear above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

This Proxy is solicited on behalf of the Board of Directors of TrustCo Bank Corp NY ("TrustCo") for the Annual Meeting of shareholders to be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York, on
May 19, 1997.

The undersigned hereby appointsHarry E. Whittingham, Jr. and Anthony M. Salerno, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR Proposals 1 through 3 and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your vote for election of Directors may be indicted on the other side. Nominees are - Three Year Term: Barton A. Andreoli, Nancy A. McNamara, John S. Morris, PhD, James H. Murphy, DDS, smd William H. Purdy. One Year Term: Anthony J. Marinellno, MD, PhD.

Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:_____________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(If you have written in the abouve space, please mark the "Comments" box on the other side of this card.)